EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10Q for the quarter ended June 30, 2021 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2021 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: August 13, 2021	THE CAMPBELL FUND TRUST
By: Campbell & Company, LP, Managing Operator

	By:	/s/ G. William Andrews
G.William Andrews
Chief Executive Officer